Exhibit 99.1
GoHealth Announces Preliminary Fourth Quarter and Year End 2021 Results
CHICAGO, March 1, 2022 — GoHealth, Inc. (Nasdaq: GOCO), a leading health insurance marketplace and Medicare-focused digital health company, announced today preliminary, unaudited financial results and select operating metrics for the fourth quarter and year ended December 31, 2021.

Net revenue for the fourth quarter of 2021 is expected to be in the range of $425.0 million to $470.0 million, compared with $445.9 million for the prior year period. Net revenue for the year ended December 31, 2021 is expected to be in the range of $1,040.0 million to $1,085.0 million, compared with $877.4 million for the prior year and the Company’s previously issued guidance of $1,200.0 million to $1,300.0 million. These expected net revenue ranges are inclusive of a 15% Medicare Advantage (“MA”) lifetime value (“LTV”) constraint applied to all MA policies sold in the fourth quarter of 2021 and negative revenue adjustments relating to performance obligations satisfied in 2018, 2019, 2020 and the first nine months of 2021 (the “Lookback Adjustments”), as further described below.

Net loss for the fourth quarter of 2021 is expected to be in the range of $52.7 million to $38.8 million, compared with net income of $133.1 million for the prior year period. Net loss for the year ended December 31, 2021 is expected to be in the range of $155.0 million to $141.0 million, compared with net income of $97.2 million for the prior year and the Company’s previously issued guidance of net income in the range of $126.6 million to $156.6 million. These expected net loss ranges exclude an expected goodwill impairment charge, as further described below.

Adjusted EBITDA[1] for the fourth quarter of 2021 is expected to be in the range of negative $5.5 million to positive $8.5 million, compared with positive $169.9 million for the prior year period. Adjusted EBITDA[1] for the year ended December 31, 2021 is expected to be in the range of $26.5 million to $40.5 million, compared with $271.0 million for the prior year and the Company’s previously issued guidance of $300.0 million to $330.0 million. Adjusted EBITDA[1] includes the impact of the Lookback Adjustments for both the fourth quarter of 2021 and the year ended December 31, 2021, which is expected to have an unfavorable impact in the range of $102.0 million to $109.0 million and $108.0 million to $115.0 million, respectively.

Lookback Adjustments are expected to be in the range of $150.0 million to $160.0 million for the fourth quarter of 2021 and $160.0 million to $170.0 million for the year ended December 31, 2021.

MA Approved Submissions are expected to be in the range of 633,500 to 672,700 for the fourth quarter of 2021 and 1,150,800 to 1,190,000 for the year ended December 31, 2021, as compared to 327,920 in the fourth quarter of 2020 and 637,188 for the year ended December 31, 2020.

MA LTV Per Approved Submission is expected to be in the range of $786 to $835 for the fourth quarter of 2021 and $850 to $900 for the year ended December 31, 2021, as compared to $1,073 in the fourth quarter of 2020 and $995 for the year ended December 31, 2020, respectively. The MA LTV ranges for the fourth quarter of 2021 and the year ended December 31, 2021 are inclusive of a 15% constraint applied to all MA policies sold in the fourth quarter of 2021.

Clint Jones, co-founder and CEO said, “I thank all of our employees for their exceptional efforts during a challenging environment. In 2021, as a market leader, we helped over one million consumers enroll in Medicare. While applied constraints and lookback adjustments negatively impacted revenue, we are pleased that on a pre-lookback and constraint basis we exceeded revenue and MA Approved Submissions expectations during this year’s Annual Enrollment Period. Nevertheless, we are extremely disappointed that these successes did not translate to bottom line performance. We, like many in our space, experienced meaningful pressures resulting from increased consumer shopping and higher than expected labor and associated costs. This resulted in materially lower EBITDA and LTV performance for the year, along with an associated lookback adjustment to revenue recorded from 2018 through September 30, 2021. We find these results unacceptable, and we are taking steps to improve our operational and financial performance going forward. I look forward to providing more detail about our 2021 performance along with our 2022 guidance and plans for getting to cash flow breakeven during our March 15th earnings call.”

In light of the foregoing financial results, the Company believes that, absent a waiver or other amendment, it will be out of compliance with certain financial covenants under the Company’s credit facility for the period ended December 31, 2021 and may result in non-compliance for near term future periods. Management has engaged in discussions with the Company’s lenders to seek the amendment of certain of the financial covenants or to obtain any necessary waivers in connection therewith. Based on these discussions, the Company believes these amendments or waivers will be forthcoming, but there can be no assurances such amendments or waivers will be obtained.

The Company also expects to file a Form 12b-25 with the Securities and Exchange Commission noting the Company expects to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Form 10-K”) on or before March 15, 2022. On December 31, 2021, the Company’s status as an emerging growth company ended and the Company became a large accelerated filer. As a result, the Company (i) is subject to a shortened filing deadline of 60 rather than 90 days to file the Form 10-K following the end of the Company’s annual reporting period and (ii) is, for the first time, subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “SOX Act”). In connection with this shorter filing timeline and the enhanced compliance obligations with respect to Section 404 of the SOX Act, the Company requires additional time to complete the assessment of the Company’s internal controls over financial reporting as of December 31, 2021, and to quantify an expected goodwill impairment charge anticipated to be completed in connection with the finalization of the Form 10-K. The Company expects to share its financial results for the fourth quarter and full year, along with its 2022 annual guidance, as part of an earnings call to be held after market close on March 15, 2022.

The preliminary, unaudited results for the fourth quarter and year ended December 31, 2021 included in this release, which are the responsibility of management, were prepared by the Company’s management in connection with the preparation of the Company’s financial statements and are based upon preliminary operating results as of the date hereof, and include a number of subjective judgements and assumptions. Additional items that may require adjustments to the Company’s preliminary estimated financial information may be identified and could result in material changes to the Company’s preliminary estimated results. The Company’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the preliminary estimated financial information, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, such preliminary estimated financial information. Further, these preliminary estimated results are not a comprehensive statement or estimate of the Company’s financial condition or operating results for the fourth quarter and year ended December 31, 2021. These preliminary estimated results should not be viewed as a substitute for complete financial statements prepared in accordance with generally accepted accounting principles (“GAAP”). In addition, the preliminary estimated financial information is not necessarily indicative of the results to be achieved for any future period. Accordingly, investors are cautioned not to place undue reliance on this preliminary estimated financial information. See the information below under the heading “Forward-Looking Statements” and “Risk Factors” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

About GoHealth, Inc.:
As a leading health insurance marketplace and Medicare-focused digital health company, GoHealth's mission is to improve access to healthcare in America. Enrolling in a health insurance plan can be confusing for customers, and the seemingly small differences between plans can lead to significant out-of-pocket costs or lack of access to critical medicines and even providers. GoHealth combines cutting-edge technology, data science and deep industry expertise to match customers with the healthcare policy and carrier that is right for them. GoHealth has enrolled millions of people in Medicare and individual and family plans. For more information, visit https://www.gohealth.com.

Investor Relations:
IR@gohealth.com

Media Relations:
Pressinquiries@gohealth.com

(1)Adjusted EBITDA is a non-GAAP measure. For a definition of Adjusted EBITDA and a reconciliation to the most comparable GAAP measure, please see below.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding the Company’s future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding expected financial performance and operational performance for the fourth quarter and fiscal year 2021, including with respect to revenue and Adjusted EBITDA, the growth of our membership base, and our ability to realize the potential of our market opportunity are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause the Company’s actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the Company’s ability to comply with the numerous, complex and frequently changing laws regulating the marketing and sale of Medicare plans; the potential for an adverse change in the Company’s relationships with carriers, including a loss of a carrier relationship; the failure to grow the Company’s customer base or retain its existing customers; the time and cost of training agents are significant and can increase during a period of high attrition; our carriers’ ability to reduce commissions paid to the Company and adversely change their underwriting practices; significant consolidation in the healthcare industry which could adversely alter the Company’s relationships with carriers; information technology systems failures or capacity constraints interrupting the Company’s operations; factors that adversely impact the Company’s estimate of LTV; the Company’s dependence on agents to sell insurance plans; changes in the health insurance system and laws and regulation governing health insurance markets; the inability to effectively advertise the Company’s products; the Company’s ability to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 in the time period that it currently expects; the possibility that the Company and the ongoing review by the Company’s independent accounting firm may identify errors or control deficiencies with respect to the Company’s accounting practices; the Company’s failure to receive a waiver or amendment to certain financial covenants in its credit facility, which may (i) result in a default or event of default thereunder, permitting the applicable lenders or agents to terminate borrowing commitments and declare all borrowings and loans, together with accrued and unpaid interest and fees, to be immediately due and payable, or to otherwise exercise rights under security documents to proceed against the Company and foreclose on the Company’s assets serving as collateral under such documents and (ii) require the Company to make an assessment in accordance with applicable accounting rules that there is substantial doubt regarding the Company’s ability to continue as a going concern; and the Company’s ability to successfully implement its business plan, including in connection with challenges caused by COVID-19 and its variants (both known and emerging).
The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release, as well as the cautionary statements and other risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other SEC filings. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Many of the important factors that will determine these results are beyond the Company’s ability to control or predict and are reliant on the actions taken or to be taken by third parties. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time-to-time, and it is not possible for us to predict which will arise. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
Use of Non-GAAP Financial Measures and Key Performance Indicators
In this press release, we use supplemental measures of our performance that are derived from our consolidated financial information, but which are not presented in our Consolidated Financial Statements prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures include net income (loss) before interest expense, income tax expense (benefit) and depreciation and amortization expense (“EBITDA”); Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA is the primary financial performance measure used by management to evaluate its business and monitor its results of operations.

We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented in this press release. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for net income (loss) prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of each of EBITDA and Adjusted EBITDA to its most directly comparable GAAP financial measure, net income (loss), are presented in the tables below in this press release. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items and include other expenses, costs and non-recurring items.
Glossary
“Adjusted EBITDA” represents, as applicable for the period, EBITDA as further adjusted for share-based compensation expense, loss on extinguishment of debt, loss on sublease, non-recurring legal fees, accelerated vesting of certain equity awards, change in the fair value of contingent consideration liability and severance costs.
“Adjusted EBITDA Margin” refers to Adjusted EBITDA divided by net revenues.
“Approved Submissions” refer to Submitted Policies approved by carriers for the identified product during the indicated period.
“LTV Per Approved Submission” refers to the Lifetime Value of Commissions per Approved Submission, which we define as (i) aggregate commissions estimated to be collected over the estimated life of all commissionable Approved Submissions for the relevant period based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints, excluding revenue adjustments recorded in the period, but relating to performance obligations satisfied in prior periods, divided by (ii) the number of commissionable Approved Submissions for such period.
“Submitted Policies” refer to completed applications that, with respect to each such application, the consumer has authorized us to submit to the carrier.
Non-GAAP Financial Information Reconciliation

The following tables set forth the reconciliations of preliminary, unaudited GAAP net loss to EBITDA and Adjusted EBITDA:

(in thousands)	Three months ended Dec. 31, 2021		Twelve months ended Dec. 31, 2021
	Low	High	Low	High
Net revenues	$425,000	$470,000	$1,040,000	$1,085,000
Net loss (1)	(52,700)	(38,800)	(155,000)	(141,000)
Interest expense	9,600	9,600	33,500	33,500
Income tax expense (benefit)	100	200	—	—
Depreciation and amortization expense	30,300	30,300	107,500	107,500
EBITDA	(12,700)	1,300	(14,000)	—
Share-based compensation expense (2)	7,200	7,200	27,323	27,323
Loss on extinguishment of debt (3)	—	—	11,935	11,935
Loss on sublease (4)	—	—	1,062	1,062
Legal fees (5)	—	—	180	180
Adjusted EBITDA	$(5,500)	$8,500	$26,500	$40,500
Adjusted EBITDA margin	(1.3)%	1.8%	2.5%	3.7%
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(1)Excludes an expected goodwill impairment charge. As a non-recurring, non-cash charge it will have no impact on Adjusted EBITDA.
(2)Represents non-cash share-based compensation expense relating to equity awards.
(3)Represents the loss on debt extinguishment related to the Company’s term loan facility.
(4)Represents the loss related to a sublease agreement.
(5)Represents non-recurring legal fees unrelated to the Company’s core operations.

The following tables set forth the reconciliations of GAAP net income (loss) to EBITDA and Adjusted EBITDA for each quarter of 2020 (unaudited):

(in thousands)
	Three months ended Mar. 31, 2020	Three months ended Jun. 30, 2020	Three months ended Sep. 30, 2020	Three months ended Dec. 31, 2020	Twelve months ended Dec. 31, 2020
Net revenues	$141,010	$127,057	$163,360	$445,923	$877,350
Net income (loss)	(937)	(22,867)	(206,496)	133,100	(97,200)
Interest expense	6,756	8,986	8,636	8,591	32,969
Income tax expense (benefit)	(2)	(22)	62	5	43
Depreciation and amortization expense	24,147	24,518	24,777	25,110	98,552
EBITDA	29,964	10,615	(173,021)	166,806	34,364
Share-based compensation expense (1)	479	597	2,770	3,083	6,929
Accelerated vesting of certain equity awards (2)	—	—	209,300	—	209,300
Change in fair value of contingent consideration liability (3)	4,400	15,300	—	—	19,700
Other adjustments (4)	77	424	235	—	736
Adjusted EBITDA	$34,920	$26,936	$39,284	$169,889	$271,029
Adjusted EBITDA margin	24.8%	21.2%	24.0%	38.1%	30.9%
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(1)Represents non-cash share-based compensation expense relating to stock options, restricted stock units and time-vesting units.
(2)Represents non-cash share-based compensation expense relating to the accelerated vesting of performance-vesting units in connection with the Company’s initial public offering (“IPO”).
(3)Represents the change in fair value of the contingent consideration liability due to the predecessor owners of the Company arising from the Centerbridge acquisition.
(4)Represents legal, accounting, consulting, and other indirect costs associated with the Company’s IPO and costs associated with the termination of employment.